                                                                    EXHIBIT 16.1

[X]	KOST FORER GABBAY & KASIERER 3 Aminadav St. Tel-Aviv 67067, Israel	[X]	Phone: Fax:	972-3-6232525 972-3-5622555

July 10, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen,

We have read Item 4.01 of Form 8-K/A dated July 10, 2006, of Zone 4 Play, Inc.
and are in agreement with the statements contained in paragraph 2 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                /s/ Kost Forer Gabbay & Kasierer
                                                    Kost Forer Gabbay & Kasierer
                                                A member of Ernst & Young Global